Exhibit No. 3.1

        Certificate of Incorporation of Electronic Control Security Inc.

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                          Certificate of Incorporation

                                       of

                    ENVIRONMENTAL CONSERVATION SYSTEMS, INC.

      This is to certify that, there is hereby organized a corporation under and by virtue of N.J.S. 11A:1-1 et seq., the "New Jersey Business Corporation Act."

[ILLEGIBLE] 1. The name of the corporation is Environmental Conservation
                                Systems, Inc.

[ILLEGIBLE] 2. The address (and zip code) of this corporation is

                 250 Mill Street, Belleville, New Jersey 07109

      and the name of this corporation's initial registered agent at such address is

                                  Alex Kloubek

[ILLEGIBLE] 3. The purpose for which this corporation is organized are:

                  To engage in any activity within the purposes for which corporations may be organized under the "New Jersey Business Corporation Act." N.J.S. 11A:1-1 et seq.

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[ILLEGIBLE] 4. The aggregate number of shares which the corporation shall have authority to issue is

            1,000 shares no par value

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[ILLEGIBLE] 5. The first Board of Directors of this corporation shall consist of
      1 Director(s) and the name and address of each person who is to serve as such Director is:

            Name                    Address                       Zip Code

      Alex Kloubek            250 Mill Street
                              Belleville, New Jersey              07109

[ILLEGIBLE] 6. The name and address of each incorporation is:

            Name                    Address                       Zip Code

      George J. Minish        239 Main Street
                              West Orange, New Jersey             07052

      For Witness Whereof, each individual incorporator, each being over the age of twenty-one years, has signed this Certificate; or if the incorporator be a corporation, has caused this Certificate to be signed by its authorized officers, this 14th day of May 1976.


                                        /s/ George J. Minish
                                        ----------------------------------------
                                        GEORGE J. MINISH

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FILED & RECORDED

JUN 28 1976

/S/ [ILLEGIBLE]

SECRETARY OF STATE

LICENSE FEE $35.00

FILING FEE  35.00

RECORDING

CERTIFYING COPY

SEC. OF STATE
                  $61.00

/s/ [ILLEGIBLE]

                          Certificate of Incorporation

                                       of

                    ENVIRONMENTAL CONSERVATION SYSTEMS, INC.

                             FORWARD FOR RECORDING

                                   AND FILING

                               BY:

                               MINISH AND BOOLEY
                               239 Main Street
                               West Orange, New Jersey 07052
                               (201) 736-5356

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            I, The Secretary of State of the State Of New Jersey, DO HEREBY
CERTIFY that the foregoing is A true copy of CERTIFICATE OF Incorporation and the endorsements thereon, as the same is taken from and compared with the original filed in my office on the 28th day of June, A.D. 1976 and now remaining on file and of record therein.

[SEAL] IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 23rd day of April, A.D. 1984


                              /s/ Jane Burgio

                              SECRETARY OF STATE

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FILED

OCT 2 1986

JANE BURGIO
Secretary of State

                        CERTIFICATE OF AMENDMENT TO THE
                        CERTIFICATE OF INCORPORATION OF
                        ELECTRONIC CONTROL SECURITY INC.

To: The Secretary of State
    State of New Jersey

            Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation does hereby execute the following Certificate of Amendment to its Certificate of Incorporation:

            1. The name of the corporation is ELECTRONIC CONTROL SECURITY INC.

            2. The following amendment to the Certificate of Incorporation was approved by the Directors and thereafter duly adopted by the Shareholders of the corporation on the 9th day of September, 1986.

            RESOLVED, that Article SECOND of the Certificate of Incorporation be amended to read as follows:

                  "SECOND: The address of this corporation's registered office is 256 Columbia Turnpike, Columbia Commons - Suite 202, Florham Park, New Jersey 07932, and the name of this corporation's registered agent at such address is Harvey R. Poe."

            RESOLVED, that Article FOURTH of the Certificate of Incorporation be amended to read as follows:

                  "FOURTH: The aggregate number of shares which the corporation shall have authority to issue is Fifteen Million (15,000,000) shares of common stock having a par value of one mil ($.001) each, and Five Million (5,000,000) shares

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of preferred stock having a par value of one cent ($.01) each.

            The designation, relative rights, preferences and limitations of the shares of each class of stock shall be as follows:

                  (a) As to the common stock:

                        (i) Dividends. Subject to the prior dividend rights of the holders of the preferred stock, the holders of the common stock shall be entitled to receive such dividends as may be declared by appropriate Resolution of the Board of Directors of the corporation out of funds legally available therefor.

                        (ii) Voting Rights. Each holder of the common stock shall be entitled to one vote per share with respect to the election of Directors and all other matters submitted to a vote of the holders of all the voting stock of the corporation.

                        (iii) Rights of Liquidation. Upon the dissolution, liquidation or winding up of the corporation, the holders of common stock shall be entitled to receive any assets of the corporation remaining after the full satisfaction of the asset preference of the preferred stock.

                  (b) As to the preferred stock:

                        (i) Dividends. The holder of the preferred stock are entitled to receive annual dividends in an amount to be decided by the appropriate Resolution of the Board of Directors of the corporation. These dividends shall be either cumulative or noncumulative as decided by the appropriate Resolution of the Board of Directors of the corporation.

                        (ii) Voting Rights. The voting rights, if any, of the holders of the preferred stock shall be decided by

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the appropriate Resolution of the Board of Directors of the corporation.

                        (iii) Rights in Liquidation. The preferred stock shall be preferred over the common stock in the event of any dissolution, liquidation or winding up of the corporation to the extent decided by the appropriate Resolution of the Board of Directors of the corporation.

                        (iv) Conversation Rights. The holder of the preferred stock shall have the right to convert any or all shares of the preferred stock into shares of the common stock of the corporation as shall be decided by the appropriate Resolution of the Board of Directors of the corporation.

            (C) Assessment: The common stock, and preferred stock after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation."

            3. The number of shares outstanding at the time of the adoption of the amendment was 180. The total number of shares entitled to vote thereon was 180.

            4. The number of shares voting for and against such amendment is as follows:

            Number of Shares Voting                   Number of Shares Voting
                  For Amendment                             Against Amendment
            -----------------------                   -----------------------

                     180                                        None

            Dated this 9th day of September, 1986.

                                        ELECTRONIC CONTROL
                                        SECURITY INC.


                                        By /s/ Arthur Barchenko
                                           -------------------------------------
                                           Arthur Barchenko, President